NUMBER                            COMMON                             SHARES
 *_____*                     INCORPORATED UNDER                      *______*
                        THE LAWS OF THE STATE OF MARYLAND
                                LEGG MASON, INC.

                                     [SEAL]

      Authorized Capital: ____________ Shares COMMON Stock, PAR VALUE $.__
              ____________ Shares PREFERRED Stock, PAR VALUE $_____

THIS CERTIFIES THAT __________________________________ IS THE REGISTERED HOLDER OF ________________________ (__________) SHARES OF THE COMMON STOCK OF LEGG
MASON, INC. TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED THIS _____ DAY OF ______________ A.D.__.


---------------------------------               -------------------------------
ROBERT F. PRICE                                 RAYMOND A. MASON
SECRETARY                                       PRESIDENT

[SEAL]              _____________ SHARES  $.__ PAR VALUE  EACH

FOR VALUE RECEIVED, ________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO ________________________________________________ ___________ SHARES REPRESENTED
BY THE WITHIN CERTIFICATE AND DO HEREBY IRRECOVABLY CONSTITUTE AND APPOINT _______________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWERS OF SUBSTITUTION IN THE PREMISES.

                                  DATED ______________________________, A.D.____


IN PRESENCE OF:

-----------------------------


CERTIFICATE
FOR __________ SHARES
LEGG MASON, INC.
ISSUED TO ___________________
DATED  ______________________